UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On October 3, 2016, in connection with a previously announced offering, Goldman Sachs BDC, Inc. (“the Company”) issued $115 million aggregate principal amount of 4.50% Convertible Notes due 2022 (the “Convertible Notes”), which amount includes $15 million aggregate principal amount of Convertible Notes issued pursuant to the initial purchasers’ exercise in full of their over-allotment option. The Convertible Notes were issued pursuant to an Indenture, dated October 3, 2016 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The sale of the Convertible Notes generated net proceeds of approximately $110.9 million. Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of approximately $3.45 million, were approximately $4.1 million.

The Company intends to use the net proceeds of this offering to pay down debt under its revolving credit facility.

The Convertible Notes will mature on April 1, 2022 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms. The Convertible Notes bear interest at a rate of 4.50% per year payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2017.

The Convertible Notes will be unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Notes; equal in right of payment to the Company’s existing and future indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to the close of business on the business day immediately preceding October 1, 2021, holders may convert their Convertible Notes only under certain circumstances set forth in the Indenture. On or after October 1, 2021 until the close of business on the scheduled trading day immediately preceding the Maturity Date, holders may convert their Convertible Notes at any time. Upon conversion, the Company will pay or deliver, as the case may be, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock. The conversion rate is initially 40.8397 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $24.49 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Convertible Notes at its option prior to maturity. No sinking fund is provided for the Convertible Notes. In addition, if certain corporate events occur in respect of the Company, holders of the Convertible Notes may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Convertible Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Company offered and sold the Convertible Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in connection with the sale of the Convertible Notes.

The foregoing description of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of 4.50% Convertible Note due 2022), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof has been nor will be registered under the Securities Act, or any applicable state securities laws. Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events

On October 3, 2016, the Company issued a press release announcing the closing of the offering of the Convertible Notes. This press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Description

4.1	Indenture, dated October 3, 2016, between Goldman Sachs BDC, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 4.50% Convertible Note Due 2022 (included as part of Exhibit 4.1)

99.1	Press Release of Goldman Sachs BDC, Inc., dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: October 3, 2016	By:	/s/ Jonathan Lamm

Name: Jonathan Lamm

Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated October 3, 2016, between Goldman Sachs BDC, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 4.50% Convertible Note Due 2022 (included as part of Exhibit 4.1)

99.1	Press Release of Goldman Sachs BDC, Inc., dated October 3, 2016